    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 2000.

                           REGISTRATION NO. 333-08945

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                    POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                INTERLOGIX, INC.
             (Exact name of Registrant as specified in its charter)


                                                   12345 SOUTHWEST LEVETON DRIVE
               DELAWARE                                TUALATIN, OREGON 97062                         06-1340453
       (State of Incorporation)         (Address of principal executive offices) (Zip Code)        (I.R.S. Employer
                                                                                                  Identification No.)


                             ITI TECHNOLOGIES, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)


                                Kenneth L. Boyda
                     President and Chief Executive Officer
                                Interlogix, Inc.
                         12345 Southwest Leveton Drive
                             Tualatin, Oregon 97062

                    (name and address of agent for service)

                                 (503) 691-7243
         (Telephone number, including area code, of agent for service)

              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

                  Interlogix, Inc. amends its registration statement on form S-8 (No. 333-08945) which was declared effective July 26, 1996 by filing this post-effective amendment No. 1 on form S-8 relating to shares of Interlogix Common Stock, $.01 par value per share issuable upon the exercise of stock options granted under the ITI Technologies, Inc. Non-Employee Directors Stock Option Plan and any amendments to this stock option plan.

                  On May 2, 2000 the Board of Directors of Interlogix, Inc. approved the termination of the offering of 75,000 shares under the ITI Technologies, Inc. Non-Employee Directors Stock Option Plan. The Registrant hereby removes from registration by means of this Post-Effective Amendment No.1 to Form S-8, 75,000 shares offered under the Plan, which are all of the securities which remain unsold as of May 2, 2000.

                  This post-effective amendment is filed pursuant to Item 512(a)(3) of Regulation S-K of the Securities Act of 1933 (the "Act"). The registrant hereby terminates the offering of 75,000 shares under the ITI Technologies, Inc. Non-Employee Directors Stock Option Plan.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tualatin, State of Oregon, on this 25th day of September, 2000.

                                    INTERLOGIX, INC.


                                    By:      /s/ Kenneth L. Boyda
                                        ---------------------------------------
                                        Kenneth L. Boyda
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints Kenneth L. Boyda and John R. Logan, and each of them, individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                                                DATE
---------                                 -----                                                ----
/s/ Kenneth L. Boyda                      President and Chief Executive Officer                09/25/00
-------------------------
Kenneth L. Boyda

/s/ John R. Logan
-------------------------
John R. Logan                             Chief Financial Officer (Principal Financial         09/25/00
                                          Officer)

/s/ Thomas L. Auth                        Chairman of the Board and Director                   09/25/00
-------------------------
Thomas L. Auth

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

/s/ Jan P. Brantjes                       Director                                             09/25/00
-------------------------
Jan P. Brantjes

/s/ Brenda Broz Eddy                      Director                                             09/25/00
-------------------------
Brenda Broz Eddy

/s/ Lawrence C. Karlson                   Director                                             09/25/00
-------------------------
Lawrence C. Karlson

/s/ Edward F. Kosnik                      Director                                             09/25/00
-------------------------
Edward F. Kosnik

/s/ Donald L. Seeley                      Director                                             09/25/00
-------------------------
Donald L. Seeley

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